EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the KKR Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the KKR Series Trust for the year ended October 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the KKR Series Trust for the stated period.

/s/ Suzanne Donohoe		/s/ Roshan Chagan
Suzanne Donohoe		Roshan Chagan
President		Treasurer & Chief Financial Officer
KKR Series Trust		KKR Series Trust

Date:	12/20/13	Date:	12/20/13

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by KKR Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.